Exhibit 10.3

THIRD AMENDMENT TO OPTION AGREEMENT
by and between
DOUGLAS N. RAUCY
and
1347 PROPERTY INSURANCE HOLDINGS, INC.

Dated as of June 1, 2015

THIRD AMENDMENT TO OPTION AGREEMENT dated as of June 1, 2015 (this “Amendment”), between Douglas N. Raucy (“Raucy”) and 1347 Property Insurance Holdings, Inc., a Delaware corporation (“PIH”).

RECITALS

WHEREAS, Raucy and PIH are parties to the Option Agreement dated as of February 28, 2014, as amended (the “Agreement”);

WHEREAS, pursuant to Section 8.3 of the Agreement, the parties desire to amend the Agreement in certain respects, effective as of the date first written above, as set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

AMENDMENT TO THE AGREEMENT

1.                  Pursuant to Section 8.3 of the Agreement, Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.1 Exercise. Raucy may exercise this Option at any time for a period commencing on the date of pricing of the IPO and ending at the close of business on December 15, 2015 (the “Expiration Date”), so long as Raucy is employed by PIH on the date of exercise, upon payment of the aggregate Exercise Price with respect to which the Option is being exercised and compliance with terms of this Agreement. Raucy shall exercise the Option by giving irrevocable written notice to PIH of Raucy’s intent to exercise the Option (the date of such notice, the “Exercise Date”). If the Option is not exercised by Raucy in the manner provided herein on or before the Expiration Date, then this Agreement shall, without further action of any party, automatically terminate and thereafter be null and void and of no further force or effect, and neither party shall have any further rights or obligations with respect to the Option or the Matched Shares. The Option may be exercised in part (but only on one occasion) and in such case the aggregate Exercise Price to be paid by Raucy shall equal the number of shares as to which the Option is being exercised multiplied by the Exercise Price. The Option may not be exercised for fractional shares.

2.                  The other terms and conditions set forth in the Agreement not otherwise amended pursuant to this Amendment shall continue in full force and effect.

3.                  This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all of which shall collectively constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

DOUGLAS N. RAUCY	1347 PROPERTY INSURANCE HOLDINGS, INC.

/s/ Douglas N. Raucy	By:	/s/ John S. Hill
Name: John S. Hill
Title: Chief Financial Officer